Exhibit 99.1

Nasdaq Panel Grants CNET Networks Request for Continued Listing

San Francisco — December 5, 2006 — CNET Networks, Inc. (NASDAQ: CNET) announced today that on December 5, 2006 it received notice that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing of its common stock on The Nasdaq Global Market. The continued listing of the Company’s common stock is subject to the condition that on or before February 2, 2007, the Company must file with the Securities and Exchange Commission its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 and any necessary restatements of its prior financial statements. Although the Company currently believes that it can comply with these conditions, there can be no assurance that the Company will meet the deadline set by the Panel or that the Panel would grant the Company an extension.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s plans to remain listed on the Nasdaq, to restate its historical financial statements and to file delinquent quarterly reports on Form 10-Q with the Securities and Exchange Commission. There can be no assurance concerning the Nasdaq Listing Qualifications Panel determination or the timing of the Company’s restatement process. Forward-looking statements are made as of the date of this press release and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About CNET Networks, Inc.

CNET Networks, Inc. (Nasdaq: CNET, www.cnetnetworks.com) is a global media company with world class interactive media brands that address people’s areas of passion. The company’s leading brands include CNET, GameSpot, TV.com, MP3.com, Webshots, CHOW, ZDNet and TechRepublic. Founded in 1993, CNET Networks has a strong presence in the US, Asia and Europe.

Media Contact:

Martha Papalia

617-225-3340

Martha.papalia@cnet.com

Investor Contact:

Cammeron McLaughlin

415-344-2844

Cammeron.mclaughlin@cnet.com